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                                                             Exhibit (d)(5)(iii)

                                 AMENDMENT NO. 2
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

         AMENDMENT NO. 2 to the Investment Advisory Agreement ("Amendment No. 2") dated as of May 1, 2000, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Massachusetts Financial Services Company, a Delaware corporation ("Adviser").

         Equitable and the Adviser agree to modify and amend the Investment Advisory Agreement ("Agreement") dated as of April 14, 1997, Investment Advisory as amended by Amendment No. 1 to the Agreement dated as of December 31, 1998, between them as follows:

1. New Portfolio. Equitable hereby appoints the Adviser as the investment adviser of that portion of the total assets of the EQ/Aggressive Stock Portfolio on the terms and conditions contained in the Agreement.

2. Duration. Section 9 of the Agreement is replaced in its entirety as follows:

         (a) The Agreement became effective with respect to the MFS Emerging Growth Companies Portfolio and the MFS Research Portfolio on April 14, 1997, the MFS Growth with Income Portfolio on December 31, 1998 and will become effective with respect to the New Portfolio on May 1, 2000.

         (b) The Agreement will continue in effect with respect to the MFS Emerging Growth Companies Portfolio and the MFS Research Portfolio until April 14, 1999 and may be continued thereafter pursuant to subsection (e) below.

         (c) The Agreement will continue in effect with respect to the MFS Growth with Income Portfolio until December 31, 2000 and may be continued thereafter pursuant to subsection (e) below.

         (d) The Agreement will continue in effect with respect to the New Portfolio until May 1, 2002 and may be continued thereafter pursuant to subsection (e) below.

         (e) With respect to each Portfolio this Agreement shall continue in effect annually after the date specified in subsection (b), (c) or (d), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the EQ Advisors Trust who are not "interested persons" (as defined in the Investment Company Act of 1940) ("Independent Trustees") of any party to the Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act of 1940) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio affected by this Agreement or (b) all the portfolios of the Trust.

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3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the
Trust for which the Adviser is appointed as the investment adviser (or one of the investment advisers) and the fees payable to the Adviser with respect to each Portfolio (or portion thereof) for which the Adviser provides advisory services under the Agreement, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

THE EQUITABLE LIFE ASSURANCE                MASSACHUSETTS FINANCIAL
SOCIETY OF THE UNITED STATES                SERVICES COMPANY



By:_______________________                  By: _______________________
     Peter D. Noris                               Name:
     Executive Vice President                     Title:



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                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 2
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
              Portfolio                               Advisory Fee
              ---------                               ------------
MFS Emerging Growth Companies Portfolio*     .35% of the Portfolio's average
                                             daily net assets up to and
                                             including $500 million; .30% of the
                                             Portfolio's average daily net
                                             assets on the next $1 billion of
                                             the Portfolio's average daily net
                                             assets and .25% of the Portfolio's
                                             average daily net assets over $1.5
                                             billion.

MFS Research Portfolio                       .35% of the Portfolio's average
                                             daily net assets up to and
                                             including $500 million; .30% of the
                                             Portfolio's average daily net
                                             assets on the next $1 billion of
                                             the Portfolio's average daily net
                                             assets and .25% of the Portfolio's
                                             average daily net assets over $1.5
                                             billion.

MFS Growth with Income Portfolio             .35% of the Portfolio's average
                                             daily net assets up to and
                                             including $500 million; .30% of the
                                             Portfolio's average daily net
                                             assets on the next $1 billion of
                                             the Portfolio's average daily net
                                             assets and .25% of the Portfolio's
                                             average daily net assets over $1.5
                                             billion.

EQ/ Aggressive Stock Portfolio*              .35% of the MFS Allocated Portion's
                                             average daily net assets, up to and
                                             including $500 million; .30% of the
                                             MFS Allocated Portion's average
                                             daily net assets on the next $1
                                             billion of the MFS Allocated
                                             Portion's average daily net assets;
                                             and .25% of the MFS Allocated
                                             Portion's average daily net assets
                                             over $1.5 billion.**

*For purposes of calculating the advisory fee for the MFS Emerging Growth Companies Portfolio and the EQ/ Aggressive Stock Portfolio, the total assets of each of these Portfolios will be aggregated.

**The "MFS Allocated Portion" is that portion of the EQ/Aggressive Stock Portfolio's average daily net assets advised by the Adviser.